Item 77M - Scudder Advisor Funds (Scudder Mid Cap
Growth Fund)

Registrant incorporates by reference its Registration Statement on Form N-14 its Proxy Statement dated September 2004, filed on
October 18, 2004 (Accession No. 0001193125-04-173009).

Shareholder Meeting Results:

A Special Meeting of Shareholders of the Scudder Dynamic
Growth Fund was held on December 10, 2004. The following matter was voted upon by the shareholders of said fund (the resulting votes are presented below):

1. To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Scudder Dynamic Growth Fund to Scudder Mid Cap
Growth Fund, in exchange for shares of Scudder Mid Cap Growth
Fund and the assumption by Scudder Mid Cap Growth Fund of all of the liabilities of Scudder Dynamic Growth Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Scudder Dynamic Growth
Fund in complete liquidation of Scudder Dynamic Growth Fund.

Affirmative 	Against 	Abstain
41,111,018.989 	1,390,512.451	1,721,557.426


Item 77M - Scudder Advisor Funds (Scudder Small Cap
Growth Fund)

Registrant incorporates by reference its Registration Statement on Form N-14 its Proxy Statement dated September 2004, filed on
October 18, 2004 (Accession No. 0001193125-04-172555).

Shareholder Meeting Results:

A Special Meeting of Shareholders of the Scudder 21st Century
Growth Fund, of Scudder Securities Trust, was held on December
10, 2004. The following matter was voted upon by the shareholders of said fund (the resulting votes are presented below):

1. To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Scudder 21st Century Growth Fund to Scudder Small Cap Growth Fund, in exchange for shares of Scudder Small Cap
Growth Fund and the assumption by Scudder Small Cap Growth
Fund of all of the liabilities of Scudder 21st Century Growth Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Scudder 21st Century Growth Fund in complete liquidation of Scudder 21st Century
Growth Fund.

Affirmative 	Against 	Abstain
6,167,150.701 	205,705.616 	110,135.112

C:\Documents and Settings\e447763\My Documents\ex77m.txt